SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 13, 2010

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OIL STATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16337 (Commission File Number)	76-0476605 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  (713) 652-0582

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On December 13, 2010, Oil States International, Inc. (the “Company”) issued a press release announcing that the shareholders of The MAC Services Group Limited (ASX: MSL) (“The MAC”) have approved the previously announced definitive merger agreement under Scheme of Arrangement in accordance with Australian law. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K, and is incorporated herein by reference.

On December 15, 2010, the Company issued a press release announcing that the Supreme Court of New South Wales (the “Court”) today approved the scheme of arrangement for the Company to acquire The MAC.  In connection with the Court approval, the Company closed on its previously announced senior credit facilities arranged by Wells Fargo Bank, N.A.  A copy of the press release is furnished as Exhibit 99.2 to this report on Form 8-K, and is incorporated herein by reference.

            The information contained in this report and the exhibit hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filings made by Oil States International, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Document
99.1	Press Release dated December 13, 2010
99.2	Press Release dated December 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 15, 2010

OIL STATES INTERNATIONAL, INC.

By: /s/ Bradley J. Dodson
Name: Bradley J. Dodson
Title: Senior Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit Number	Description of Document
99.1	Press Release dated December 13, 2010
99.2	Press Release dated December 15, 2010